FOR IMMEDIATE RELEASE


              COMMAND SECURITY CORPORATION ANNOUNCES ACQUISTION OF
                  SECURITY MANAGEMENT SERVICES OF STAMFORD, CT


Lagrangeville, New York - September 5, 1996 - Command Security Corporation (NASDAQ:CMMD) today announced it has acquired the assets of Security Management Services, Inc. (SMS) based in Stamford, Connecticut. Terms of the transaction were not disclosed.

SMS, with annual revenue of $2.7 million, provides a full range of security services to corporate and commercial clients throughout the State of Connecticut.

William C. Vassell, Chairman of the Board of Command said "We are excited about this acquisition which will fold in nicely with our already strong operational presence in this market."

Command Security Corporation provides security services through Company owned offices in New York, New Jersey, California, Illinois, Connecticut and Florida and provides back-office service agreements to independent security companies nationwide.


CONTACT:

William C. Vassell, Chairman of the Board                     914-454-3703
H. Richard Dickinson, Chief Fiscal Officer                    212-689-6565
Donald Radcliffe, Radcliffe & Associates, Inc.                212-605-0174